Exhibit 99.1

FOR IMMEDIATE RELEASE

Immunicon Corporation Announces Final Decision

In Its Arbitration Proceeding Against Veridex

Huntingdon Valley, PA, March 4, 2008 – Immunicon Corporation (NASDAQ:IMMC) announced today that, on March 3, 2008, the arbitrator (the “Arbitrator”) in the American Arbitration Association proceedings brought by Immunicon Corporation against Veridex LLC (the “Arbitration”) issued a final decision determining that Veridex was not in breach of its “best efforts” marketing obligation and dismissing Immunicon’s claims in the Arbitration. The Arbitrator also awarded Veridex $304,013.00 in contract damages pursuant to Veridex’s counterclaim in which Veridex had challenged Immunicon’s use of circulating tumor cell (“CTC”) reagents and analyzers as part of Immunicon’s “Pharma Services” business. In the Arbitration, Immunicon claimed, among other things, that Veridex had materially violated its obligation to devote best efforts in the marketing of the CellSearch test developed by Immunicon pursuant to the 2000 Development, License and Supply Agreement, as amended, between Immunicon and Ortho-Clinical Diagnostics, Inc. (which has since been assigned to Veridex). Immunicon is currently reviewing the decision and assessing the impact of the decision on its business.

About Immunicon Corporation

Immunicon Corporation is developing and commercializing proprietary cell- and molecular-based human diagnostic and life science research products with an initial focus on cancer disease management. Immunicon has developed platform technologies for selection and analysis of rare cells in blood, such as circulating tumor cells and circulating endothelial cells that are important in many diseases and biological processes. Immunicon’s products and underlying technology platforms also have application in the clinical development of cancer drugs and in cancer research and may have applications in other fields of medicine, such as cardiovascular and infectious diseases. For more information, visit www.immunicon.com.

The information contained in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often preceded by words such as “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “assume,” “will” and similar expressions. Forward-looking statements contained in this press release include, among others, statements relating to Immunicon’s key product and clinical development programs, the anticipated clinical utility of Immunicon’s products, and other statements not of historical fact. Immunicon cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date of this press release, reflect management’s current expectations and involve certain factors, such as risks and uncertainties that may cause actual results to be far different from those suggested by Immunicon’s forward-looking statements. These factors include, but are not limited to, risks and uncertainties associated with: Immunicon’s dependence on Veridex, LLC, a Johnson & Johnson company; the risks and uncertainties associated with the arbitration proceeding with Veridex and the Award in favor of Veridex given Immunicon’s dependence on Veridex; Immunicon’s capital and financing needs; research and development and clinical trial expenditures; commercialization of Immunicon’s product candidates; Immunicon’s ability to use licensed products and to obtain new licenses from third parties; Immunicon’s ability to manage its growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to Immunicon’s customers for Immunicon’s products; risks and uncertainties associated with Immunicon’s outstanding convertible notes and warrants; compliance with applicable manufacturing standards; the ability to earn license and milestone payments under Immunicon’s agreement with Veridex; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to Immunicon’s products; effectiveness of Immunicon’s products compared to competitors’ products; protection of Immunicon’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; product liability lawsuits that may be brought against Immunicon; labor, contract or technical difficulties; and competitive pressures in Immunicon’s industry. These factors are discussed in more detail in Immunicon’s filings with the Securities and Exchange Commission. Except as required by law, Immunicon accepts no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for modifications made to this document by Internet or wire services.

“Immunicon” and the Immunicon Corporation logo are registered trademarks of Immunicon Corporation. “CellTracks” is a registered trademark of Immunivest Corporation, a wholly-owned subsidiary of Immunicon Corporation. “CellSearch” is a trademark of Johnson & Johnson. All other trademarks or servicemarks appearing herein are the property of their respective holders. ALL RIGHTS RESERVED.

Contact Information:	Investors/Media: Tierney Communications
James G. Murphy	Denise Portner
SVP of Finance & Administration, CFO	Vice President
215-346-8313	215-790-4395
jmurphy@immunicon.com	dportner@tierneyagency.com

3401 Masons Mill Road, Suite 100

Huntingdon Valley, Pennsylvania 19006

phone	215.830.0777
fax	215.830.0751
web	www.immunicon.com